Exhibit 99.1

PHH Corporation Announces Fourth Quarter and Full-Year 2011 Results

4Q 2011 Net Earnings of $13 million, $0.22 per share

Full-Year 2011 Net Loss of $127 million, $2.26 per share

4Q 2011 Core Earnings (after-tax)* of $55 million, $0.98 per share

Full-Year 2011 Core Earnings (after-tax) of $182 million, $3.23 per share

•                  4Q Interest Rate Lock Commitments (IRLCs) expected to close of $9.7 billion; $33.7 billion for full year

•                  Full-year total mortgage loan closings of $51.9 billion

•                  Unpaid principal balance (UPB) of capitalized mortgage servicing portfolio of $147 billion at December 31, 2011

•                  Tangible book value per share* of $24.56 at December 31, 2011

•                  Year-end liquidity included $414 million in unrestricted cash and equivalents and $509 million in unsecured revolving credit facility availability

•                  Closed $250 million aggregate principal amount of 6% convertible senior notes due 2017 in January 2012

Mt. Laurel, NJ — February 6, 2012 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter and year ended December 31, 2011.

For the quarter ended December 31, 2011, the Company reported GAAP net income of $13 million or $0.22 per share. Core earnings (after-tax) for the quarter ended December 31, 2011, was $55 million, or $0.98 per share, an increase of 224% over the fourth quarter 2010.  For the year ended December 31, 2011, PHH Corporation reported a GAAP net loss of $127 million or $2.26 per share. Core earnings (after-tax) for the year ended December 31, 2011, was $182 million, or $3.23 per share,  an increase of 9% over the prior year.*

Core earnings (after-tax) and Core earnings per share are financial measures that are not in accordance with GAAP and are designed to measure the Company’s financial performance excluding unrealized changes in value of Mortgage Servicing Rights (MSR) that are based upon projections of expected future cash flows.  Core earnings (after-tax) and Core earnings per share also exclude realized and unrealized changes in fair value of derivatives related to the MSR, if any. See the Note Regarding Non-GAAP Financial Measures below for a detailed description of these and certain other non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their most directly comparable GAAP financial measures as required by Regulation G.

“We delivered solid core earnings performance in the fourth quarter,” said Glen A. Messina, president and CEO of PHH Corporation.  “In our Mortgage business, we took advantage of elevated levels of both volumes and priced-in margins while maintaining the quality of our mortgage servicing portfolio.  Our continued focus on fee-based services in our Fleet Management segment continues to reap benefits and drive improvement in our ROE.

“Going forward we are focusing on four key strategies: disciplined growth in our franchise platforms; industry leading operational execution; an unwavering commitment to customer service; and in the near term, an emphasis on liquidity, cash flow generation and deleveraging the balance sheet.  These strategies are intended to maximize shareholder value by making PHH more efficient from both an operating and financial perspective while leveraging our scale and franchise to improve profitability.

“We have taken decisive actions to significantly improve our liquidity, which combined with these strategies, should put us in a strong position to retire both our 2012 and 2013 debt maturities and to pursue opportunities to maximize value.  While some of these actions, combined with lower expected mortgage industry origination volumes, may have a negative impact on our 2012 earnings, we believe our narrowed and deliberate growth strategy and focus on operational excellence, customer satisfaction, and liquidity will result ultimately in a more profitable, less volatile and better capitalized company.”

Liquidity and Capital Raising Update

At December 31, 2011:

•                  $414 million in unrestricted cash and equivalents

•                  $509 million in availability under unsecured revolving credit facility

During the fourth quarter, the Company issued $100 million of 9¼% senior notes due 2016 and upsized the committed funding capacity available under its Chesapeake Variable Funding Notes by $300 million.

On January 17, 2012, the Company closed its offering of $250 million in aggregate principal amount of 6% convertible senior notes due 2017.

In January 2012, the Company repurchased $48 million in face value of its 4% convertible notes due 2012.

Summary Consolidated Results

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net revenues	$649	$918	$2,214	$2,438
Income (loss) before income taxes	21	313	(202)	115
Net income (loss) attributable to PHH Corporation	13	181	(127)	48

Basic earnings (loss) per share attributable to PHH Corporation	$0.22	$3.26	$(2.26)	$0.87

Non-GAAP Results*
Core earnings (pre-tax)	$85	$31	$297	$289
Core earnings (after-tax)	55	17	182	167
Core earnings per share	$0.98	$0.31	$3.23	$3.01

Segment Results - Fourth Quarter

(In millions)

	Fourth Quarter 2011					Fourth Quarter 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other	Total PHH Corporation	Total PHH Corporation
Net fee income	$85	$—	$45	$—	$130	$139
Fleet lease income	—	—	350	—	350	340
Gain on mortgage loans	186	—	—	—	186	126
Mortgage net finance expense	(6)	(13)	—	(1)	(20)	(16)
Loan servicing income (1)	—	119	—	—	119	112
MSR fair value adjustments:
MSRs prepayments and recurring cash flows (2)	—	(64)	—	—	(64)	(77)
Market-related (3)	—	(55)	—	—	(55)	287
Credit-related (4)	—	(13)	—	—	(13)	(11)
Net derivative loss related to MSRs	—	(4)	—	—	(4)	—
Other income	2	—	18	—	20	18
Net revenues	267	(30)	413	(1)	649	918
Depreciation on operating leases	—	—	301	—	301	303
Fleet interest expense	—	—	19	—	19	19
Foreclosure-related charges	—	21	—	—	21	21
Other expenses	173	39	74	1	287	262
Total expenses	173	60	394	1	628	605
Income (loss) before income taxes	94	(90)	19	(2)	$21	$313
Less: income attributable to noncontrolling interest	8	—	—	—
Segment profit (loss)	$86	$(90)	$19	$(2)

(1)	Loan servicing income includes net reinsurance loss of $1 million and $2 million for the three months ended December 31, 2011 and 2010, respectively.
(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.
(3)

Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Segment Results - Full Year

(In millions)

	Year Ended December 31, 2011					Year Ended December 31, 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other	Total PHH Corporation	Total PHH Corporation
Net fee income	$295	$—	$173	$—	$468	$448
Fleet lease income	—	—	1,400	—	1,400	1,370
Gain on mortgage loans	567	—	—	—	567	635
Mortgage net finance expense	(24)	(61)	—	(3)	(88)	(73)
Loan servicing income (1)	—	456	—	—	456	415
MSR fair value adjustments:
MSRs prepayments and recurring cash flows (2)	—	(212)	—	—	(212)	(225)
Market-related (3)	—	(510)	—	—	(510)	(166)
Credit-related (4)	—	(11)	—	—	(11)	(36)
Net derivative loss related to MSRs	—	(3)	—	—	(3)	—
Other income	76	(2)	73	—	147	70
Net revenues	914	(343)	1,646	(3)	2,214	2,438
Depreciation on operating leases	—	—	1,223	—	1,223	1,224
Fleet interest expense	—	—	82	(3)	79	91
Foreclosure-related charges	—	80	—	—	80	72
Other expenses	631	134	266	3	1,034	936
Total expenses	631	214	1,571	—	2,416	2,323
Income (loss) before income taxes	283	(557)	75	(3)	$(202)	$115
Less: income attributable to noncontrolling interest	25	—	—	—
Segment profit (loss)	$258	$(557)	$75	$(3)

(1)	Loan servicing income includes net reinsurance loss of $16 million and $19 million for the years ended December 31, 2011 and 2010, respectively.
(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.
(3)

Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Mortgage Production and Mortgage Servicing

Mortgage Production Segment Profit

Mortgage Production segment profit in the fourth quarter 2011 was $86 million, 161% greater than the fourth quarter of 2010 but down from $95 million in the third quarter 2011.  Fourth quarter segment profit reflects a continued strong level of IRLCs expected to close from the continuation of the refinancing surge that began in the third quarter and continued strong gain on sale margins as well as significantly improved economic hedge results relative to the fourth quarter 2010.

Mortgage Servicing Segment Loss

Mortgage Servicing segment loss in the fourth quarter 2011 was $90 million.  The segment loss includes $68 million in market-related and credit-related negative fair value adjustments on our mortgage servicing rights, which includes an unfavorable impact of approximately $20 million related to the implementation of HARP 2 and increased assumptions of foreclosure-related costs.  This compares to market-related and credit-related fair value adjustments on our MSR of positive $276 million in the fourth quarter 2010 and negative $361 million in the third quarter 2011.

Interest Rate Lock Commitments

IRLCs expected to close of $9.7 billion in the fourth quarter 2011 represented a 6% increase from the fourth quarter 2010, reflecting the continuation of the refinancing surge that began in the third quarter 2011.  For the fourth quarter 2011, IRLCs expected to close declined 15% from the third quarter 2011.  Although mortgage interest rates remained at relatively low levels through 2011, many borrowers had already taken advantage of the low interest rate environment in 2010.  As a result, IRLCs expected to close declined by 12% during 2011 compared to 2010, despite similar interest rate environments.

Total Pricing Margins

In the fourth quarter 2011, total pricing margins on IRLCs expected to close remained at an elevated level, declining only 2 basis points from the third quarter 2011 and increasing 5 basis points from the fourth quarter 2010.  These margins reflect continuing high levels of refinancing activity.

Mortgage Closing Volume

Total fourth quarter mortgage closings were $15.6 billion of which 65% was retail and 35% was wholesale/correspondent.  This volume represents a 23% increase from the third quarter 2011, reflecting the surge in IRLCs expected to close in the prior quarter.  Full-year total mortgage loan closings were $51.9 billion of which 69% was retail and 31% was wholesale/correspondent.  This volume represents a 6% increase from full-year 2010.

Unpaid Principal Balance of Mortgage Servicing Portfolio

At December 31, 2011, the UPB of our capitalized servicing portfolio was $147.1 billion, a 9% increase over the UPB at the end of 2010 and a 2% increase over the UPB at the end of the third quarter 2011. Also at December 31, 2011, the UPB of our total loan servicing portfolio was $182.4 billion, a 10% increase over the UPB at the end of 2010 and a 2% increase over the UPB at the end of the third quarter 2011.

Mortgage Servicing Rights

At December 31, 2011, the fair value of our mortgage servicing rights was $1.2 billion, an increase of 1% from the balance at the end of the third quarter 2011. This change reflects $143 million in MSR added partially offset by $132 million in negative fair value adjustments. The MSR added from the capitalization of new servicing rights reflects the increase in loans sold in the quarter, which resulted from the closing and sale of IRLCs expected to close in the third quarter 2011.

Fleet Management Services

Segment Profit

Fleet Management Services segment profit was $19 million in the fourth quarter 2011, down 24% from the fourth quarter 2010, reflecting stronger net revenues offset by higher cost of goods sold related to lease syndications, technology investments, and higher incentive compensation expenses.  Fourth quarter 2011 segment profit was $6 million less than in the fourth quarter 2010 and $2 million less than in the third quarter 2011.

Fleet Lease Income

Fleet lease income increased by $10 million in the fourth quarter 2011 compared to the fourth quarter 2010, due to a $12 million increase in lease syndication revenue that was partially offset by a decrease in lease revenue attributable to fewer units under lease.  The increase in lease syndication revenue was substantially offset by a corresponding increase in other expenses, primarily due to higher cost of goods sold related to the lease syndications.

Fleet Management Fees

Fleet management fees increased to $45 million in the fourth quarter 2011 from $41 million in the fourth quarter of 2010, reflecting an increase in fee-for-service unit counts.  Maintenance service, fuel, and accident management average units all increased in fourth quarter 2011 compared to fourth quarter 2010 despite a 5% decline in the number of leased vehicles, reflecting our strategy to increase penetration of our accounts with fee-based services.

Conference Call/Webcast
The Company will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, February 7, 2012, to discuss its fourth quarter 2011 results.  All interested parties are welcome to participate. You can access the conference call by dialing (888) 510-1762 or (719) 457-2634 and using the conference ID 4120134 approximately 10 minutes prior to the call. The conference call will also be webcast at www.phh.com/invest under webcasts and presentations.

Fourth Quarter 2011 supplemental schedules will be available by visiting the Investor Relations page of PHH’s website at www.phh.com/invest on February 7, 2012, prior to the conference call.

A replay will be available shortly after the end of the call through February 21, 2012, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 4120134 or by logging on to the company’s website.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation (NYSE: PHH) is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH has more than 5,000 employees dedicated to delivering premier customer service and providing value-added solutions to its clients. For additional information about PHH and its subsidiaries, please visit the Company’s website at www.phh.com.

1 Inside Mortgage Finance, Copyright 2011

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Heather McElrath

heather.mcelrath@phh.com

856-917-7628

PHH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues
Mortgage fees	$85	$98	$295	$291
Fleet management fees	45	41	173	157
Net fee income	130	139	468	448
Fleet lease income	350	340	1,400	1,370
Gain on mortgage loans, net	186	126	567	635
Mortgage interest income	32	41	114	110
Mortgage interest expense	(52)	(57)	(202)	(183)
Mortgage net finance expense	(20)	(16)	(88)	(73)
Loan servicing income	119	112	456	415
Change in fair value of mortgage servicing rights	(132)	199	(733)	(427)
Net derivative loss related to mortgage servicing rights	(4)	—	(3)	—
Valuation adjustments relating to mortgage servicing rights, net	(136)	199	(736)	(427)
Net loan servicing (loss) income	(17)	311	(280)	(12)
Other income	20	18	147	70
Net revenues	649	918	2,214	2,438
Expenses
Salaries and related expenses	132	137	507	497
Occupancy and other office expenses	15	15	59	60
Depreciation on operating leases	301	303	1,223	1,224
Fleet interest expense	19	19	79	91
Other depreciation and amortization	6	5	25	22
Other operating expenses	155	126	523	429
Total expenses	628	605	2,416	2,323
Income (loss) before income taxes	21	313	(202)	115
Income tax expense (benefit)	—	126	(100)	39
Net income (loss)	21	187	(102)	76
Less: net income attributable to non-controlling interest	8	6	25	28
Net income (loss) attributable to PHH Corporation	$13	$181	$(127)	$48
Basic earnings (loss) per share attributable to PHH Corporation	$0.22	$3.26	$(2.26)	$0.87
Diluted earnings (loss) per share attributable to PHH Corporation	$0.22	$3.25	$(2.26)	$0.86

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$414	$195
Restricted cash, cash equivalents and investments	574	531
Mortgage loans held for sale	2,658	4,329
Accounts receivable, net	700	573
Net investment in fleet leases	3,515	3,492
Mortgage servicing rights	1,209	1,442
Property, plant and equipment, net	64	46
Goodwill	25	25
Other assets (1)	618	637
Total assets	$9,777	$11,270

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$504	$521
Debt	6,914	8,085
Deferred taxes	626	728
Other liabilities	272	358
Total liabilities	8,316	9,692
Commitments and contingencies	—	—
Total PHH Corporation stockholders’ equity	1,442	1,564
Noncontrolling interest	19	14
Total equity	1,461	1,578
Total liabilities and equity	$9,777	$11,270

(1)          Other assets include intangible assets of $33 million and $36 million as of December 31, 2011 and 2010, respectively.

Mortgage Production Segment

(In millions, except average loan amount)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
Loans closed to be sold	$11,807	$14,438	(18)%	$37,889	$37,747	—
Fee-based closings	3,812	3,996	(5)%	14,056	11,247	25%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%
Purchase closings	$4,326	$5,316	(19)%	$20,404	$20,270	1%
Refinance closings	11,293	13,118	(14)%	31,541	28,724	10%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%
Fixed rate	$11,888	$14,641	(19)%	$37,692	$38,657	(2)%
Adjustable rate	3,731	3,793	(2)%	14,253	10,337	38%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%
Retail closings	$10,219	$11,333	(10)%	$35,592	$33,429	6%
Wholesale/correspondent closings	5,400	7,101	(24)%	16,353	15,565	5%
Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Average loan amount	$261,653	$241,857	8%	$258,365	$238,187	8%
Loans sold	$11,728	$12,583	(7)%	$40,035	$34,535	16%
Applications	$18,580	$19,305	(4)%	$67,586	$74,628	(9)%
IRLCs expected to close	$9,743	$9,170	6%	$33,717	$38,330	(12)%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
Mortgage fees	$85	$98	(13)%	$295	$291	1%
Gain on mortgage loans, net	186	126	48%	567	635	(11)%
Mortgage net finance expense	(6)	(3)	(100)%	(24)	(16)	(50)%
Other income	2	—	100%	76	1	n/m (1)
Net revenues	267	221	21%	914	911	—
Total expenses	173	182	(5)%	631	615	3%
Income before income taxes	94	39	141%	283	296	(4)%
Less: net income attributable to noncontrolling interest	8	6	33%	25	28	(11)%
Segment profit	$86	$33	161%	$258	$268	(4)%

(1)          n/m —Not meaningful

Mortgage Servicing Segment

($ In millions)

	As of December 31,
	2011	2010	Change
Ending total loan servicing portfolio	$182,387	$166,075	10%
Number of loans serviced	1,063,884	1,005,950	6%
Ending capitalized loan servicing portfolio	$147,088	$134,753	9%
Capitalized servicing rate	0.82%	1.07%	—
Capitalized servicing multiple	2.7	3.5	—
Weighted-average servicing fee (in basis points)	31	30	—

	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
Average total loan servicing portfolio	$180,366	$162,628	11%	$174,332	$156,825	11%
Average capitalized loan servicing portfolio	145,711	$133,277	9%	142,128	130,462	9%
Payoffs and principal curtailments of capitalized portfolio	8,188	$8,850	(7)%	25,168	25,887	(3)%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
Mortgage net finance expense	$(13)	$(12)	(8)%	$(61)	$(54)	(13)%
Loan servicing income	119	112	6%	456	415	10%
Valuation adjustments related to mortgage servicing rights, net	(136)	199	n/m (1)	(736)	(427)	(72)%
Other income (expense)	—	—	—	(2)	3	n/m (1)
Net revenues	(30)	299	n/m (1)	(343)	(63)	n/m (1)
Foreclosure-related charges	21	21	—	80	72	11%
Other expenses	39	27	44%	134	106	26%
Total expenses	60	48	25%	214	178	20%
Segment (loss) profit	$(90)	$251	n/m (1)	$(557)	$(241)	(131)%

Portfolio Delinquency(2)

	December 31,
	2011		2010
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.24%	1.83%	2.36%	2.01%
60 days	0.60%	0.51%	0.67%	0.60%
90 or more days	0.98%	0.95%	1.21%	1.27%
Total delinquency	3.82%	3.29%	4.24%	3.88%

Foreclosure/real estate owned(3)	1.83%	1.85%	2.30%	2.37%

(1)          n/m — Not meaningful.

(2)          Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(3)          As of December 31, 2011 and 2010, there were 15,689 and 18,554 of loans in foreclosure with unpaid principal balance of $2.8 billion and $3.3 billion, respectively.

Fleet Management Services Segment

	Average for the			Average for the
	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
	(In thousands of units)
Leased vehicles	270	284	(5)%	274	290	(6)%
Maintenance service cards	336	315	7%	324	287	13%
Fuel cards	300	283	6%	295	276	7%
Accident management vehicles	308	293	5%	298	290	3%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
	(In millions)
Fleet management fees	$45	$41	10%	$173	$157	10%
Fleet lease income	350	340	3%	1,400	1,370	2%
Other income	18	18	—	73	66	11%
Net revenues	413	399	4%	1,646	1,593	3%
Depreciation on operating leases	301	303	(1)%	1,223	1,224	—
Fleet interest expense	19	20	(5)%	82	94	(13)%
Other expenses	74	51	45%	266	212	25%
Total expenses	394	374	5%	1,571	1,530	3%
Segment profit	$19	$25	(24)%	$75	$63	19%

AVAILABLE FUNDING UNDER ASSET-BACKED DEBT ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES

Capacity under all borrowing agreements is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements.  Available capacity under asset-backed funding arrangements may be further limited by asset eligibility requirements.  Available capacity under committed asset-backed debt arrangements and unsecured credit facilities as of December 31, 2011 consisted of:

		Utilized	Available
	Capacity	Capacity	Capacity
	(In millions)
Vehicle Management Asset-Backed Debt:
Term notes, in revolving period	$374	$374	$—
Variable-funding notes	2,084	1,516	568
Mortgage Asset-Backed Debt:
Committed warehouse facilities	3,615	2,313	1,302
Servicing advance facility	120	79	41
Unsecured Committed Credit Facilities(1)	530	16	514

(1)             Utilized capacity reflects $16 million of letters of credit issued under the Amended Credit Facility, which are not included in Debt in the Consolidated Balance Sheet.

Capacity for Mortgage asset-backed debt shown above excludes $2.2 billion not drawn under uncommitted facilities, and $500 million available under committed off-balance sheet gestation facilities.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Core earnings (loss) (pre-tax and after-tax), core earnings (loss) per share, tangible book value and tangible book value per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share involves differences from Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share should be considered as supplementary to, and not as a substitute for, Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation or Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP as a measure of the Company’s financial performance.

Tangible book value and tangible book value per share involve differences from Total PHH Corporation stockholders’ equity computed in accordance with GAAP.  Tangible book value and tangible book value per share should be considered as supplementary to, and not as a substitute for, Total PHH Corporation stockholders’ equity computed in accordance with GAAP as a measure of the Company’s financial position.

The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights, in a given period that are included in Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation in accordance with GAAP.

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding unrealized changes in fair value of the Company’s mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.  The changes in fair value of mortgage servicing rights and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in core earnings based on the current fair value of the mortgage servicing rights at the time the payments are received.

The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.  The Company believes that it will likely replenish most, if not all, realized value lost from changes in value from actual prepayments through new loan originations and actively manages and monitors economic replenishment rates to measure its ability to continue to do so. Therefore, management does not believe the unrealized change in value of the mortgage servicing rights is representative of the economic change in value of the business as a whole.

Core earnings metrics are used in managing the Company’s mortgage business.  The Company has also designed certain management incentives based upon the achievement of core earnings targets, subject to potential adjustments that may be made at the discretion of the Human Capital and Compensation Committee of the Company’s Board of Directors.

Limitations on the use of Core Earnings

Since core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding unrealized changes in value of mortgage servicing rights, such measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings (loss) (pre-tax and after-

tax) and core earnings (loss) per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on the Company’s mortgage servicing rights.

Tangible book value and Tangible book value per share

Tangible book value is a measure of Total PHH Corporation stockholders’ equity computed in accordance with GAAP excluding the value of goodwill and other intangible assets. Tangible book value per share is a measure of tangible book value, on a per share basis, using the number of shares of outstanding PHH Corporation common stock as of the applicable measurement date.  Certain of the Company’s debt agreements contain indebtedness-to-tangible net worth ratio covenants, and such ratios are calculated using a measure of tangible net worth that is calculated on a basis similar to the Company’s calculation of tangible book value.  Accordingly, the Company believes that tangible book value and tangible book value per share provide useful supplementary information to investors.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS

(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of these Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income (loss) before income taxes — as reported	$21	$313	$(202)	$115
Less: net income attributable to noncontrolling interest	8	6	25	28
Segment profit (loss)	13	307	(227)	87
Certain MSR fair value adjustments:
Market-related (1)	55	(287)	510	166
Credit-related (2)	13	11	11	36
Net derivative loss related to MSRs	4	—	3	—
Core earnings (pre-tax)	$85	$31	$297	$289

Net income (loss) attributable to PHH Corporation — as reported	$13	$181	$(127)	$48
Certain MSR fair value adjustments:
Market-related, net of taxes (1)(3)	33	(170)	301	98
Credit-related, net of taxes (2)(3)	7	6	6	21
Net derivative loss related to MSRs	2	—	2	—
Core earnings (after-tax)	$55	$17	$182	$167

Basic earnings (loss) per share attributable to PHH Corporation — as reported	$0.22	$3.26	$(2.26)	$0.87
Certain MSR fair value adjustments:
Market-related, net of taxes (1)(4)	0.58	(3.06)	5.34	1.76
Credit-related, net of taxes (2)(4)	0.14	0.11	0.12	0.38
Net derivative loss related to MSRs	0.04	—	0.03	—
Core earnings per share	$0.98	$0.31	$3.23	$3.01

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)	An incremental effective tax rate of 41% was applied to the MSRs fair value adjustments to arrive at the net of taxes amounts.

(4)

Basic weighted-average shares outstanding of 56.504 million and 55.699 million for the three months ended December 31, 2011 and 2010, respectively and 56.349 million and 55.480 million for the years ended December 31, 2011 and 2010, respectively were used to calculate per share amounts.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT

(In millions)

Regulation G Reconciliation

	Fourth Quarter 2011
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$86	$(90)	$19	$(2)

Certain MSRs fair value adjustments:
Market-related(1)	—	55	—	—
Credit-related(2)	—	13	—	—
Net derivative loss related to MSRs	—	4	—	—

Core earnings (loss)	$86	$(18)	$19	$(2)

	Fourth Quarter 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$33	$251	$25	$(2)

Certain MSRs fair value adjustments:
Market-related(1)	—	(287)	—	—
Credit-related(2)	—	11	—	—

Core earnings (loss)	$33	$(25)	$25	$(2)

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.
(2)	Represents the Change in fair value of MSRs primarily due to the impact of change in estimated portfolio delinquencies and foreclosures.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT

(In millions)

Regulation G Reconciliation

	Year ended December 31, 2011
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$258	$(557)	$75	$(3)

Certain MSRs fair value adjustments:
Market-related(1)	—	510	—	—
Credit-related(2)	—	11	—	—
Net derivative loss related to MSRs	—	3	—	—

Core earnings (loss)	$258	$(33)	$75	$(3)

	Year ended December 31, 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$268	$(241)	$63	$(3)

Certain MSRs fair value adjustments:
Market-related(1)	—	166	—	—
Credit-related(2)	—	36	—	—

Core earnings (loss)	$268	$(39)	$63	$(3)

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of change in estimated portfolio delinquencies and foreclosures.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — TANGIBLE BOOK VALUE

(in millions)

Regulation G Reconciliation

	December 31,
	2011	2010
PHH Corporation stockholders’ equity — as reported	$1,442	$1,564
Goodwill	(25)	(25)
Intangible assets	(33)	(36)

Tangible book value	$1,384	$1,503

Common shares issued and outstanding	56,361,155	55,699,218

Tangible book value per share	$24.56	$26.98